Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

May 5, 2017

Noodles & Company
520 Zang Street, Suite D
Broomfield, CO 80021
Re:    Noodles & Company
Registration Statement on Form S‑3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Noodles & Company, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the stockholders listed in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 30,146,744 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), consisting of (i) outstanding shares of Class A Common Stock (the “Current Shares”), (ii) shares of Class A Common Stock issuable upon the conversion (the “Conversion Shares”) of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”) and (iii) shares of Class A Common Stock issuable upon the exercise of warrants (the “Warrants”) to purchase Class A Common Stock (the “Exercise Shares,” and together with the Current Shares and the Conversion Shares, the “Shares”).
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Class A Common Stock and Class B Common Stock certificates, the Warrants and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
We have assumed that (i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws; (ii) if required, at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and all related documentation and will comply with all applicable laws; (iii) all Shares will be offered and sold in the manner stated in the Registration Statement and, if required, any applicable prospectus supplement; and (iv) at the Relevant Time, either (A) upon the conversion of the Class B Common Stock or (B) upon exercise of the Warrants, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under its amended and restated certificate of incorporation (the “Certificate”) and other relevant documents.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Current Shares are, and the Conversion Shares and Exercise Shares will be, when issued upon the conversion of the Class B Common Stock in accordance with the Certificate and the exercise of the Warrants in accordance with the terms thereof, respectively, validly issued, fully paid and non-assessable.
This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they current exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Class A Common Stock” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP

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